                                                                      EXHIBIT 99

[LOGO]                                        FOR IMMEDIATE RELEASE
                                              CONTACT: CONWAY G. IVY
                                              SENIOR VICE PRESIDENT, CORPORATE
                                              PLANNING AND DEVELOPMENT
                                              216-566-2102

                                      NEWS:
--------------------------------------------------------------------------------

            The Sherwin-Williams Company - 101 Prospect Avenue, N.W.,
                     Cleveland, Ohio 44115 - (216) 566-2140

CLEVELAND, OHIO, July 11, 2002 - The Sherwin-Williams Company (NYSE: SHW) is updating its expectations for the second quarter and year 2002 which were last announced on April 18, 2002.

Consolidated net sales for the second quarter increased 3.2 percent versus the same quarter last year due primarily to better than expected sales volume. On April 18, 2002, consolidated net sales for the quarter were anticipated to be flat to up slightly over the second quarter of 2001. Diluted net income per common share for the second quarter of 2002 will be $.70 per share due to better than expected gross margin improvement and expense control. The previously announced expectations for the second quarter were $.62 to $.68 per share. The Company will release a more complete disclosure of second quarter results on July 18, 2002.

Annual sales for 2002 are expected to be up slightly over 2001. Previously, sales were anticipated to be flat to up slightly for the year. For 2002, diluted net income per common share before cumulative effect of change in accounting principle is expected to be within the range of $1.92 to $2.03 per share. On April 18, 2002, expectations were in the range of $1.88 to $2.03 per share for the year.

Diluted net income per common share was $.58 per share in the second quarter of 2001 and $1.68 per share for the year. Adding back goodwill amortization to 2001 net income to be comparable with the new accounting standard effective in 2002, diluted net income per common share would have been $.62 per share in the second quarter 2001 and $1.83 per share for the year.

The Company will conduct a conference call to discuss its financial results for the second quarter and its outlook for the third quarter and full year 2002 at 11:00 a.m. ET on July 18, 2002. The conference call will be webcast simultaneously in the listen only mode via CCBN's individual investor center located at http://www.companyboardroom.com. To listen to the live call, please go to the Sherwin-Williams website, http://www.sherwin.com, at least fifteen minutes prior to the live call, click on Investor Relations, then choose Press Releases and click on the icon following the reference to the July 18 release to download Windows Media Player and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at http://www.companyboardroom.com beginning approximately two hours after the call ends and continuing until Tuesday, July 23, 2002 at 5:00 p.m. ET.

The Sherwin-Williams Company, founded in 1866, is one of the world's leading companies engaged in the manufacture, distribution and sale of coatings and related products to professional, industrial, commercial and retail customers.

                                     # # # #

------------------------------------------------------------------------------
This press release contains certain "forward-looking statements" with respect to sales, earnings and other matters. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company, that could cause actual results to differ materially from such statements. These risks, uncertainties and other factors include such things as: general business conditions, strengths of retail economies and the growth in the coatings industry; changes in the Company's relationships with customers and suppliers; raw material pricing; unusual weather conditions; and other risks and uncertainties described from time to time in the Company's reports filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.



                                       4